QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

SEALY CORPORATION
CORPORATE SUBSIDIARIES AS OF JANUARY 31, 2008

Sealy Mattress Corporation
Sealy Mattress Company
Sealy Mattress Company of Puerto Rico
Ohio-Sealy Mattress Manufacturing Co., Inc.
Ohio-Sealy Mattress Manufacturing Co.
Sealy Mattress Company of Kansas City, Inc.
Sealy Mattress Company of Memphis
Sealy Mattress Company of Illinois
Brandwein & Company
Sealy Mattress Company of Albany, Inc.
Sealy of Maryland and Virginia, Inc.
Sealy of Minnesota, Inc.
North American Bedding Company
Sealy, Inc.
Mattress Holdings International LLC
The Ohio Mattress Company Licensing and Components Group
Sealy Mattress Manufacturing Company, Inc.
Sealy Technology LLC
Sealy Kurlon Ltd.
Sealy Korea, Inc.
Sealy (Switzerland) GmbH
Sealy (Switzerland) GmbH Finance Branch
Mattress Holdings International B.V.
Sealy Canada, Ltd.
Gestion Centurion, Inc.
Sealy Argentina Srl
Sealy Asia (Singapore) Pte, Ltd.
Sealy Asia (Hong Kong) Limited
Sealy Asia
Sealy do Brasil Limitada
Sealy Mattress Company Mexico S. de R.L. de C.V.
Sealy Servicios de Mexico S.A. de C.V.
Sealy Colchones de Mexico S.A. de C.V
Mattress Holding SAS
Sapsa Bedding SAS
Sapsa Latex SL
Sapsa Bedding SL
Sapsa Bedding Srl
Sapsa Bedding GmbH
Sapsa Bedding Sprl (Belgium)
Sapsa Bedding Sprl (Holland)
Sealy Real Estate, Inc.
Sealy Texas Management, Inc.
Sealy Mattress Company of S.W. Virginia
Western Mattress Company
Advanced Sleep Products
Sealy Components—Pads, Inc.
Sealy Mattress Company of Michigan, Inc.

QuickLinks

  Exhibit 21.1
SEALY CORPORATION CORPORATE SUBSIDIARIES AS OF JANUARY 31, 2008